CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  August 22, 2000, in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 230.
  /s/ ERNST & YOUNG LLP
  New York, New York
  August 28, 2000